UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2019

WMI LIQUIDATING TRUST

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54922

DELAWARE	45-6794330
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

800 FIFTH AVENUE, SUITE 4100

SEATTLE, WASHINGTON 98104

(Address of principal executive offices, including zip code)

(206) 922-2956

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On August 30, 2018, WMI Liquidating Trust (the “Trust”), as successor-in-interest to Washington Mutual, Inc. (“WMI”) and WMI Investment Corp. (together referred to as the “Debtors”), filed a motion (the “Trust Motion”) in the United States Bankruptcy Court for the District of Delaware (the “Court”) related to proofs of claim filed by certain former employees of WMI and Washington Mutual Bank (“WMB”) in the Debtors’ chapter 11 cases asserting claims (the “Employee Claims”) for payments pursuant to various employment contracts and employee benefit plans, including, without limitation, claims for “change in control” benefits and other severance benefits as a result of the termination of the employees’ employment following the seizure of WMB’s assets and the sale of substantially all of such assets to JPMorgan Chase Bank, National Association. Between June 2009 and September 2012, in connection with the Debtors’ reconciliation of asserted claims, the Debtors and the Trust filed omnibus objections that objected to the Employee Claims on the bases that, among other things: (i) no “change in control,” as defined in the respective contracts, occurred; and (ii) in some instances, WMI was not a party to the contracts or benefit plans giving rise to the claims, and, therefore, WMI has no liability with respect thereto. In the Trust Motion, the Trust asked the Court to disallow the employee claimants’ claims, authorize the distribution of funds and interest accrued thereon in the Disputed Claims Reserve (the “DCR”) and, in the event such relief was granted, dismiss certain adversary proceedings against certain of the employee claimants.

On February 1, 2019, the Court entered an order granting the Trust Motion (the “Order”), subject to a stay of the effectiveness of the Order for twenty-one (21) days to allow the claimants to file a notice of appeal to the United States District Court for the District of Delaware. On February 15, 2019, the Order became final and on February 22, 2019, the period for the stay expired and the Order became effective. As a result, on February 25, 2019, the Trust initiated a distribution of funds and interest accrued thereon in the DCR in accordance with the Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code that the Debtors filed with the Court on December 12, 2011 (as subsequently amended and modified from time to time), of approximately $50 million. A copy of the Order is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 25, 2019, the Trust issued a press release regarding the distributions described above. The press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

EX-99.1	Order of the United States Bankruptcy Court for the District of Delaware, dated February 1, 2019, In re: Washington Mutual, Inc., et al., Case No. 08-12229

EX-99.2	Press release, dated February 25, 2019

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMI LIQUIDATING TRUST

Date: February 25, 2019	By:	/s/ Charles Edward Smith
Charles Edward Smith
Executive Vice President, General Counsel and Secretary